As filed with the Securities and Exchange Commission on January 19, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American Railcar Industries, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	3743	43-1481791
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)
100 Clark Street
St. Charles, MO 63301
(636) 940-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James J. Unger
President and Chief Executive Officer
American Railcar Industries, Inc.
100 Clark Street
St. Charles, MO 63301
(636) 940-6000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies To:

Philip J. Flink, Esquire Samuel P. Williams, Esquire BROWN RUDNICK BERLACK ISRAELS LLP One Financial Center Boston, MA 02111 (617) 856-8200	Lisa L. Jacobs, Esquire SHEARMAN & STERLING LLP 599 Lexington Avenue New York, NY 10022 (212) 848-4000
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑ File No. 333-130284
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐
CALCULATION OF REGISTRATION FEE

	Proposed maximum	Amount of
	aggregate offering	registration
Title of each class of securities to be registered	price(a)(b)	fee(c)

Common Stock, par value $0.01 per share	$205,275,000	$3,137.43

(a)	Includes shares of Common Stock to cover over-allotments, if any.

(b)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) promulgated under the Securities Act, as amended.

(c)	The Registrant previously paid filing fees of $18,827 in connection with previous filings of Registration Statement (File No. 333-130284)(the “Registration Statement”) which Registration Statement contemplated a proposed maximum aggregate offering price of up to $175,950,000.
     The Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

Explanatory note
This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) by American Railcar Industries, Inc. (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-130284), which was declared effective by the Commission on January 19, 2006, relating to the offering of shares of common stock of the Company with a maximum aggregate offering price of up to $175,950,000, including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.
Certification
The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business as of January 20, 2006), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during regular business hours no later than January 20, 2006.

Part II

ITEM 16.	EXHIBITS.
See Exhibit Index at the end of this Registration Statement.

II-1

Signatures
Pursuant to the requirements of the Securities Act of 1933 (as amended, the “Securities Act”), American Railcar Industries, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Charles, State of Missouri, on January 19, 2006.

American Railcar Industries, Inc.

By:	/s/ James J. Unger

Name: James J. Unger
Title: President and Chief Executive Officer
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Title	Date
Signature

/s/ James J. Unger Name: James J. Unger	President and Chief Executive Officer (principal executive officer) and Director	January 19, 2006

/s/ William P. Benac Name: William P. Benac	Chief Financial Officer (principal financial officer)	January 19, 2006

/s/ Michael E. Vaughn Name: Michael E. Vaughn	Controller (principal accounting officer)	January 19, 2006

/s/ Vincent J. Intrieri Name: Vincent J. Intrieri	Director	January 19, 2006

/s/ Jon F. Weber Name: Jon F. Weber	Director	January 19, 2006

/s/ Keith Meister Name: Keith Meister	Director	January 19, 2006

II-2

Exhibit index

Exhibit
No.	Description of Exhibit

5.1	Opinion of Brown Rudnick Berlack Israels LLP*
23.1	Consent of Grant Thornton LLP*
23.2	Consent of Grant Thornton LLP*
23.3	Consent of KPMG LLP*
23.5	Consent of Brown Rudnick Berlack Israels LLP (included in Exhibit 5.1)*

* Filed herewith.

II-3